As filed with the Securities and Exchange Commission on March 8 , 2006 File No. 333-119566

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

AMENDMENT NO. 6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DYNAMIC ALERT LIMITED

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	7382 (Primary Standard Industrial Classification Code Number)	98-0430746 (I.R.S. Employer Identification No.)

45563 RPO Sunnyside, Surrey, B.C. V4A 9N3        Phone (604)592-3563

(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.

7251 West Lake Mead Blvd., Suite 200, Las Vegas, Nevada 89128  (702)562-4081

(Name, address and telephone numbers of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

W. SCOTT LAWLER, ESQ.

1530-9 Avenue SE, Calgary, AB, T2G 0T7    Telephone (403) 693-8014    Facsimile (403) 272-3620

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	900,000	$0.10	$90,000.00	$11.40

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion

Prospectus

Dynamic Alert Limited

900,000 shares of

Common Stock

This is a public offering of 900,000 shares of common stock of Dynamic Alert Limited (“Dynamic”).

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 5 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Following the registration statement on Form SB-2 in which this prospectus is included becomes effective; we will apply for approval of our common stock for quotation on the Over-the Counter/ Bulletin Board quotation system.

Our common stock is presently not listed on any national securities exchange nor on the Nasdaq Stock Market.

The Offering:

900,000 shares Offered	Price Per Share	Total
Public Price	$0.10	$90,000
Underwriting Discounts and Commissions		$ 0
Total		$90,000

This is a best efforts public offering, with no minimum purchase requirement.

1. Dynamic is not using an underwriter for this offering. The offering will be conducted by the Dynamic’s officers and directors.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this offering will be immediately available to Dynamic Alert Limited for its use and retained by Dynamic regardless of whether or not there are any additional sales under this offering.

3. The closing date for this offering is June 30, 2006 or until we sell all of the offered shares, which ever occurs first.

The information in this prospectus is not complete and may be changed.  Dynamic Alert Limited may not sell these securities until the registration statement relating to these securities has been filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is March ___, 2006.

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Prospectus Cover Page	3
3	Prospectus Summary and Risk Factors	5
4	Use of Proceeds	7
5	Determination of Offering Price	10
6	Dilution	10
7	Selling Security Holders	11
8	Plan of Distribution	11
9	Legal Proceedings	12
10	Directors, Executive Officers, Promoters and Control Persons	12
11	Security Ownership of Certain Beneficial Owners and Management	14
12	Description of Securities	14
13	Interest of Named Experts and Counsel	15
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	15
15	Organization within Last Five Years	15
16	Description of Business	16
17	Plan of Operation	20
18	Description of Property	25
19	Certain Relationships and Related Transactions	25
20	Market for Common Equity and Related Stockholder Matters	25
21	Executive Compensation	26
22	Financial Statements	F-1

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Item 3.   Prospectus Summary and Risk Factors

The Company

Dynamic Alert Limited was incorporated on June 17, 2004, in the State of Nevada.  Dynamic principal executive offices are located at 45563 ROP Sunnyside, Surrey, British Columbia, V4A 9N3.  Our telephone number is (604) 592-3563.

As of the date of this prospectus, we have not had any revenues or operations and we have few assets.   Our company has no employees at the present time.  We do not expect to commence earning revenue until at least three months after this registration statement becomes effective.

Dynamic Alert Limited intends to develop a company that will provide our customers with discrete protection when needed, as well as sell security products that are available in today’s personal security market. We intend to offer a multi-functional range of services and products providing personal security, as well as providing assistance to those who wish to develop a personal security plan. We plan to assist our customers in making and putting into action a personal protection plan which is tailored to their particular needs.

Summary of Financial Information

As at December 31 , 2005
Current Assets	$23, 463
Current Liabilities	500
Shareholders’ Equity	$22,963

From June 17, 2004 to December 31 , 2005
Revenue	$0
Net Loss	($12,037)

We have not begun operations and are currently without revenue.  Dynamic has no employees at the present time.  As at December 31 , 2005, our accumulated deficit was $ 12,037. We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

Common Shares Outstanding Before This Offering	3,500,000
Maximum Shares Being Offered	900,000
Maximum Common Shares Outstanding After This Offering	4,400,000

Dynamic Alert Limited is authorized to issue 75,000,000 shares of common stock.  Current shareholders of Dynamic and officers and directors collectively own 3,500,000 shares of restricted common stock.

This offering consists of 900,000 shares of Dynamic Alert Limited common stock (the “Offering”).  The offering price is $0.10 per share.

There is currently no public market for the common stock of Dynamic, as it is presently not traded on any market or securities exchange.

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Dynamic Alert Limited.  Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Failure to Secure Additional Financing Will Limit our Ability to Commence Operations and Thereafter Continue Operations.

We need to raise $9,000 in order to commence our operations. If we don’t raise such amount, we will need to raise additional financing  Such financing, if required, may not be forthcoming.  Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious effect Dynamic’s ability to commence it operations or thereafter to continue operations.

Our Officers and Directors Lack of Direct Experience in Operating a Personal Security Business, could negatively impact our Operations.

Ms. Reich has experience in business administration but no experience in personal security services or selling and marketing security products.  Mr. Hawkings has supervisory experience in special events security and specialized training in personal security.  Ms. Cox has experience in sales and marketing.  Both Mr. Hawkings and Ms. Cox have training in self defense.  However, as a team, our officers and directors do not have specific experience in operating a personal security business. Our officers and directors lack of experience could cause them to mismanage the company. This lack of experience could also hinder our ability to implement our business plan.

Inability of Officers and Directors to Devote Sufficient Time to the Operation of the Business May Limit Dynamic’s Success.

Presently the officers and directors of Dynamic allocate only a portion of their time to the operation of Dynamic’s business. Ms Reich is able to dedicate 30 hours a week, which represents 100% of her work week.  Mr. Hawkings and Ms. Cox each are prepared to dedicate 10 hours a week, which represents 20% of their work week.

 Should the business develop faster than anticipated, the officers and directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern.  Even if this lack of sufficient time of our management is not fatal to Dynamic’s existence it may result in limited growth and success of the business.

Unproven Profitably Due to Lack of Operating History Makes an Investment in Dynamic an Investment in an Unproven Venture.

Dynamic Alert Limited was formed on June 17, 2004.  As of this date, we do not have any revenues or operations, and we have few assets.  We do not expect to realize any revenues during the first three months of operations, which will not commence until after completion of this offering, if all of the shares offered under this prospectus are sold. We do not expect that revenues will commence until at least 6 months after commencement of operations.

Due to our lack of operating history, the revenue and income potential of our business is unproven.  If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably.  Since our resources are very limited, insufficient revenues would result in termination of our operations, as we cannot fund unprofitable operations, unless additional equity or debt financing is obtained.

Difficulty For Dynamic Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  We intend to have our common stock quoted on the OTC / Bulletin Board as soon as practicable.  However, there can be no assurance that Dynamic's shares will be quoted on the OTC / Bulletin Board.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.  If a market for our common stock does develop, our stock price may be volatile.

With No Minimum Share Purchase Requirement it is Possible that Dynamic Fails to Implement its Entire Business Plan  Despite Having Raised some Funds from this Offering.

This offering is not subject to any minimum share purchase requirement.  Consequently, the early investor is not assured of any other, later shares being sold.  You may be the only purchaser.   Dynamic has no intention of returning any stock sales proceeds to investors if the maximum amount is not raised.  Such funds may be used by the company upon receipt.   If Dynamic fails to sell the entire Offering, it will not be able to implement its entire business plan, which could increase the risk to your investment

Our independent auditors’ report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent registered accountants, Miller & McCollum, Certified Public Accountants, state in their audit report, dated September 22, 2005, and included with this prospectus, the Company has no business operations to date, which raise substantial doubts about its ability to continue as a going concern.

Our Poor Financial Position Makes an Investment in Dynamic Alert a Risky Venture.

Dynamic Alert is a development stage company that was formed on June 17, 2004.  As of the date of this prospectus, we do not have any revenues or operations and only have funds available to complete this offering’s expenses.  As at December 31

, 2005 our entire assets consist of $23, 463 in cash.  We do not expect to have revenues until at least three months after this prospectus becomes effective.  Aside from the funds we hope to raise from the sale of shares offered under this prospectus, there are no anticipated sources of additional funds in place. If we are unable to raise funds from this offering, then our poor financial position will make it very difficult to implement our business plan and realize profitable operations.

Item 4. Use of Proceeds

We are offering for sale under this prospectus 900,000 shares of common stock at $0.10 per share for a maximum amount of proceeds of $90,000.  This Offering has no minimum sales amount.  Dynamic has no intention to return any stock sales proceeds to investors if the maximum amount is not raised. Dynamic currently does not have any day to day operations and will need at least $19,000 to commence operations, and need to raise $90,000 to fully launch our business plan.

Readers will note that Dynamic has already raised a total of $35,000 from the previous sale of common stock that is not part of the offering made under this prospectus.  The total amount of $35,000 has been raised from the sale of stock to affiliates, officers and directors; these shares sold are restricted and are not being registered in this offering.  The offering expenses associated with this offering are estimated to be $17,000.  As at December 31 , 2005, we had paid $9,500 of the expenses associated with this offering and had a balance of $23, 463 in cash.  This will allow us to pay the remaining offering expenses of $7,500 from cash on hand, leaving excess cash of approximately $16,000 to apply to our expenditures upon commencement of operations.  We believe the company will require at least $39,000 to cover the expenditures during the next twelve (12) months, and since we expect to have $16,000 from our current working capital to apply to those expenses, we will require a minimum amount of $23,000 proceeds from this offering to cover those expenditures. None of the offering expenses are to be paid out of the proceeds of this offering.  The entire sum of monies we raise from this offering will be used to finance Dynamic’s plan of operations.  One of the purposes of the offering is to create an equity market, which allows us to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how Dynamic intends to use the proceeds from this offering, in order of priority, if all of the shares offered are sold.

Proceeds from Sale of Common Stock	$90,000

Expenses

Legal and Accounting

Marketing and Travel

Website Development

Inventory

Office Furniture and Equipment

Kiosk and Portable Display

Training and Consulting

Insurance and Bonding

Miscellaneous Administration Expenses

Total

8,000 12,000 3,000 18,000 5,000 18,000 16,000 6,000 4,000 $90,000

The above expenditure items are defined as follows:

Legal and Accounting Fees:  This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company.  We expect to make these expenditures throughout the year, commencing upon the effective date of this registration statement.

Marketing and Travel: This item refers to the cost of a basic marketing campaign and developing product information to provide our customers and interested shoppers. It will include the cost of advertising in the Yellow Pages and the cost of placing advertising listing with local business and travel associations as well as any costs associated with joining those associations.   It will involve the printing of information brochures and the cost of holding seminars to assist us in creating a market for our services and products.  It will cover a substantial portion of our marketing campaign costs during the first twelve months of operations and expect to begin incurring these costs during the second month of operations, and continuing throughout the remainder of the year.

Website Development:  This expense is the cost associated with development of our website. Initially the website will be used to introduce our service and products that will be available. Eventually, it will be developed sufficiently to take orders and respond to queries. Since the website will be used to promote our service, we anticipate preliminary website development will begin as soon as is practical after the closing date of this offering.

Inventory:  This expenditure item refers to the total cost of establishing product inventory for sale to the public.  If we are able to raise the full $90,000 from this offering, we will start with $18,000 in inventory which we believe is an acceptable level of inventory.  It is our intention to have our inventory turnover a minimum of four times a year.  Consequently, we will do monthly evaluation of our sales to adjust the products and the quantity of each product we wish to carry in our inventory stock.  For a list of possible inventory products, please refer to Specific Products and Services under Item 16 Description of Business below.

Office Equipment and Equipment: This expenditure refers to items such as printer, photocopier, fax machine, scanner, telephone system, shredder, binding machine, fire retardant filing cabinets, magnetic white boards, industry-related phone directories and catalogues, industry specific magazines and periodicals and other similar office requirements. It also includes office furniture such as desks as well as computer software and hardware as required. Dynamic expects to begin making these purchases during the second month of operations after the closing date of the offering.

Kiosk and Portable Display: This item refers to the cost of designing and building one portable sales kiosk acceptable for our use.   It also includes the cost of design and construction of a single portable display acceptable for our use at conventions and seminars and local shopping malls.  Although we have our inventory storage and are operating our executive office from the offices of our President free of charge, we will incur rent expense for space used by the portable kiosk that Dynamic intends to use for our retail operation. This expense will also cover the cost of such rent during the first year of our operations.

8

Training and Consulting:  This expense item will provide the funds necessary for security training as well as product specific training for our directors in order for them to develop a broader background in personal security.  We intend to depend on the product manufacturers to provide the necessary training for the safe use of their specific products.  The company has not had any discussions, agreements or understanding with any consultants or experts in the personal security field.

Insurance and Bonding:  This expense item is for basic insurance coverage for Dynamic.  It will also provide bonding and background checks, as required , for our directors in order to provide personal security protection for our clients.

Miscellaneous Administrative Expenses:  This expense refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.  This amount will cover such costs during the first year of operation.

There is no assurance that Dynamic will raise the full $90,000 as anticipated. The following is the break down of how management intends to use the proceeds if only 10 percent, 25 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	10%	25%	50%	75%	100%
Legal and Accounting	3,000	7,000	7,000	8,000	8,000
Marketing and Travel	2,000	7,000	9,000	11,000	12,000
Website Development	3,000	3,000	3,000	3,000	3,000
Inventory	500	3,500	6,000	15,000	18,000
Office Furniture and Equipment	0	1,000	3,000	3,500	5,000
Kiosk and Portable Display	0	0	9,000	10,000	18,000
Training and Consulting	0	0	5,000	13,000	16,000

Insurance and Bonding	0	0	1,000	2,000	6,000
Miscellaneous Administrative Costs	500	1,000	2,000	2,000	4,000
Total	$9,000	$22,500	$45,000	$67,500	$ 90,000

If Dynamic raises less than 10% of the total offering, it will allocate the proceeds on only certain expenditures in the following priority: legal and accounting, basic marketing and sample products for sale.  We will use the excess cash on had after all offering expenses are paid in order to proceed with a modified plan of operations.  The officers and directors will take responsibility for record keeping.  We will pay legal costs to comply with all filing requirements.  We will concentrate only on product sales using personal contracts of the directors.  Only sample products would be kept in inventory and orders would be filled when the product arrives from the suppliers.   Management does not have a definitive plan to provide additional funding.

If only 10% of the offering is sold, we will continue with our development plans.  However, we will concentrate on developing our website. Dynamic will develop the website sufficiently to advertising our product, take orders and respond to queries.  We will carry only minimal inventory, purchasing product as sales are placed.  The directors will take responsibility for all bookkeeping and management financial statements.  We believe we can pursue this limited plan of operations if we can raise the $9,000 through this offering and achieve sales revenue within six months after we begin operations.. .

If only 25% of the offering is sold, we will continue with our development plans.  However, only the most necessary tasks will be undertaken.  We will develop and use our brochure for promotional purposes aimed at the narrow target market of special interest groups. We will keep only a limited inventory and special order expensive items on an as-need basis for our customers. A basic website would be used to promote Dynamic’s products and services. Most of the office expenses will be placed on hold, using the computer equipment belonging to our directors until sufficient capital becomes available to purchase equipment. Dynamic will be in a position to offer personalized security assessments for our customers.  We anticipate that the $22,500 will be sufficient to sustain us during the short-term. However, there will be insufficient funds available for furtherance of the plan of operations as detailed in Item 17 of this prospectus.

In the event that only 50% of the offering amount is raised, we will be able to further our plan of operation; however, Dynamic's activities will be severely restricted. We will develop our website to accept orders on line and expand our marketing to include trade shows and conferences. We will also be able to increase our inventory. Dynamic would design and build one basic portable display as well as design and build one portable kiosk for our promotional purposes. Additionally, some funds will be available to purchase basic office furniture and supplies. Some funds will be available for training our directors. Without the ability to aggressively pursue our plan of operations, it is likely that we will take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

The money Dynamic has raised thus far from selling stock to its officers and directors will be sufficient to pay all expenses of this offering, which we estimate to be $17,000.  The total amount of the money raised from the sale of the 900,000 shares we are offering will be used for the purpose of furthering Dynamic's plan of operation, as detailed in Item 17 of this filing.

Item 5. Determination of Offering Price

There is no established market for our stock. The offering price for shares sold pursuant to this offering is set at $0.10.  The 3,500,000 shares of stock already purchased by affiliates, officers and directors, were sold for $0.01 per share. All of the 3,500,000 shares of outstanding stock are restricted.  The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

Item 6. Dilution

Dynamic is offering shares of its common stock for $0.10 per share through this offering. In June 2004, Dynamic’s affiliates, officers and directors purchased a total of 3,500,000 shares of its common stock for $.01 per share.  On June 17, 2004, 100,000 shares were issued at $0.10 per share for $1,000 and on June 30, 2004, the remaining 3.4 million shares were issued for $34,000.

Comparative Data

The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from Dynamic, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share

	Shares Purchased		Total Consideration		Average
	Number	Percent	Amount	Percent	Price/Share

Existing shareholders
If 50% sold (min)	3,500,000	88.6%	$35,000	43.8%	$0.01
If 75% sold	3,500,000	83.8%	$35,000	34.1%	$0.01
If 100% sold (max)	3,500,000	79.5%	$35,000	28.0%	$0.01

New shareholders
If 50% sold (min)	450,000	11.4%	$45,000	56.2%	$0.10
If 75% sold	675,000	16.2%	$67,500	65.9%	$0.10
If 100% sold (max)	900,000	21.5%	$90,000	72.0%	$0.10

Total
If 50% sold (min)	3,950,000	100%	$80,000	100%	$0.0202
If 75% sold	4,175,000	100%	$102,500	100%	$0.0246
If 100% sold (max)	4,400,000	100%	$125,000	100%	$0.0284

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

Following is a table detailing dilution to investors if 10%, 25%, 50%, 75%, or 100% of the offering is sold.

	10%	25%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	0.01	0.01	0.01	0.01	0.01
Net Tangible Book Value Per Share After Stock Sale*	0.01	0.01	0.01	0.02	0.02
Cost of Shares owned by existing stockholders at $0.01 per share	35,000	35,000	35,000	35,000	35,000
Cost of Shares owned by new investors at $0.10 per share	9,000	22,500	45,000	67,500	90,000
Increase in Net Book Value Per Share Due to Stock Sale	(0.01)	0.01	0.01	0.01	0.02
Loss (subscription price of $.10 less net tangible book value per share)	0.10	0.09	0.09	0.08	0.08

* Computation of Net Tangible Book Value per Share after stock sale includes the offering costs of $17,000

As at December 31 , 2005, the net tangible book value of Dynamic was $0.01 per share.  If Dynamic is successful in selling all of the offered shares at the public offering price, the pro forma net tangible book value of Dynamic after deducting the offering costs of $17,000 would be $ 95,963 or approximately $0.02 per share.  That would represent an immediate increase of $0.02 in net tangible book value per share and $0.08 or 78% per share dilution to new investors, assuming all the shares are sold at the offering price of $0.10 per share.  The existing stockholders have purchased a total of 3,500,000 shares for an aggregate amount of $35,000 or an average cost of $0.01 per share.  Your investment in our shares will cost you $0.10 per share.  In the event that this offering is fully subscribed the book value of the stock held by the existing stockholders will increase by $0.02 per share, while your investment will decrease by $0.08 per share.

If this offering is fully subscribed, the total capital contributed by new investors will be $90,000.  The percentage of capital contribution will then be 28% for the existing stockholders and 72% for the new investors.  The existing stockholders will then hold, as a percentage, 79.55% of the issued and outstanding shares of Dynamic, while the new investors will hold, as a percentage, 20.45%.

Item 7. Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus.

Item 8. Plan of Distribution

Upon effectiveness of the registration statement in which this prospectus is included, we will conduct the sale of shares we are offering on a self-underwritten, best–efforts basis. There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. The officers and directors of Dynamic, Ms. Audrey Reich, Mr. Brad Hawkings and Ms. Meghan Cox, will sell securities on behalf of Dynamic in this offering.  They will rely on Rule 3a4-1 to sell Dynamic’s securities without registering as broker-dealers.  They are serving as officers and directors for or on behalf of Dynamic otherwise than in connection with transactions in securities, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months. Our officers and directors will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities.  Our officers and directors intend to contact people that they know from previous business relationships in connection with their efforts to sell the securities offered by this prospective.  Dynamic will only use this prospectus in connection with this offering and no other sales materials. Since our officers and directors are Canadian residents, we expect all of the sales of this offering to be conducted in the western provinces of Canada. If at a later date we determine to conduct this offering in the United States, we will have to comply with applicable state securities laws of the states where we would be offering the securities, which could include registering as an issuer-dealer. Since we currently do not plan on conducting the offering in any particular state, we have not determined the requirements of any states securities laws that would be applicable with respect to this offering.

Dynamic may also employ the services of an agent or intermediary to introduce Dynamic to prospective subscribers to the offering in the event that the efforts of our officers & directors are not effective. In such event, Dynamic is prepared to pay commissions or finder’s fees of up to 10% of the proceeds from the offering.   In the event that Dynamic does employ the services of an agent or intermediary, and such agent or intermediary is acting as an underwriter, Dynamic will file a post effective amendment to name such underwriter, disclose the material terms of the underwriting, disclose the material terms of such underwriting agreement and file such as an exhibit.

We plan to offer our shares to the public, at a price of $0.10 per share, with no minimum amount to be sold.  The officers, directors and existing shareholders and affiliates will not purchase any shares under this offering.  We will keep the offering open until we sell all of the shares registered, or June 30, 2006, which ever occurs first.  There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to Dynamic Alert Limited and are to be sent to the attention of Ms. Audrey Reich at 45563 RPO Sunnyside, Surrey, B.C. V4A 9N3.

Any funds received from this offering will immediately made available by Dynamic for its use and retained by Dynamic regardless of whether or not Dynamic sells any additional shares under this offering. Any funds not immediately used for corporate purposes will be deposited into an interest bearing account in the name of Dynamic and interest accrued on such funds will be retained by Dynamic.

Item 9. Legal Proceedings

Dynamic Alert Limited is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Audrey Reich, President, Member of the Board, age 56

Ms. Audrey Reich has served as President and a member of the Board of Directors of Dynamic since inception on June 17, 2004.  The term of her office is for one year and is renewable on an annual basis.  Ms. Reich also served as Secretary/Treasurer from inception until June 30, 2004.

Ms. Reich was commissioned as a Notary Public in Surrey, British Columbia in 1988.  As a sole practitioner, she was fully responsible for all aspects of business, accounting, trust funds, office personnel and customer relations.  She resigned her Commission in 1992 to care for her aging mother and has remained retired up to June 2004.

In September 1981 Audrey Reich purchased a part interest in a family business, Reich Refrigeration and Air Conditioning Ltd., a Kelowna, British Columbia corporation which sold and installed refrigeration equipment.  She held the office of Secretary/Treasurer from September 1981 until June 1987 when the company was closed.  Mrs. Reich was the office manager of Reich Refrigeration and Air Conditioning Ltd from 1983 to June 1987.

From 1971 to 1983, Audrey worked for Interior Tel-Sec Ltd., in Kelowna, British Columbia (a private company offering telephone answering service).  During the last three years of her employment at this company, she served as office manager and personal assistant to the owner.

In May 1969, she began working for Alberta Government Telephones, in Wetaskiwin, Alberta, as a long distance operator.  She transferred to Edmonton, Alberta, and remained with the company until May 1970, when she moved to Kelowna, British Columbia.

Ms. Reich graduated from High School in June, 1967, at Wetaskiwin High School, in Wetaskiwin, Alberta. She spent the next 2 years taking post secondary studies; one year at Canadian Bible College, in Regina, Saskatchewan; and the second year at the University of Alberta, in Edmonton, Alberta.

As President of our Company, she has assumed the leadership role and accepted overall responsibility for the development of the Company.  Ms. Reich currently spends up to thirty (30) hours a week doing Dynamic work.

Since Ms. Reich is retired, upon completion of the Offering, she will be prepared to devote approximately forty (40) hours per week to Dynamic’s business.  Audrey’s focus will be on the administrative requirements of the company.

Ms. Reich is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Bradley (Brad) Hawkings, Secretary/Treasurer, Member of the Board, age 27

Mr. Brad Hawkings and has served as Secretary/Treasurer and a member of the Board of Directors since June 30, 2004.  The term of his office is for one year and is renewable on an annual basis.

From August 2003, to the present, Mr. Hawkings has been employed by Behind the Scenes Protection, a private company located in New Westminster, British Columbia, which provides security and supervision for special events which are held at various venues in the Lower Mainland of British Columbia. Mr. Hawkings is a supervisor in charge of staffing the event, which includes directing staff to strategic locations to maintain an orderly event and take the lead role in handling disturbances.

From April 2001 through September 2003, Mr. Hawkings attended the Hilltop Security Academy in Surrey, British Columbia, where he graduated with a diploma in personal security and private investigation. As well Mr. Hawkings has received a certificate in Advanced Self-Defense Training from Black Belt Security of Vancouver, BC, which is a private investigation and executive services company. He also has a First Aid certificate from EMP Canada, a federally recognized training program.  See: www.firstaidtraining.com

From July 1997 through March 2001, Mr. Hawkings worked for the following national companies in the retail sales of home entertainment products and cellular telephone equipment: Visions Electronics in Langley, British Columbia, from July 1997 to June 1999 selling home entertainment systems; Clearnet in Vancouver, British Columbia, from July 1999 through July 2000 marketing cellular telephones; Futureshop in Coquitlam, British Columbia from August 2000 to January 2001 selling home entertainment systems; and as a manager with Visions Electronics in both the Burnaby and Langley locations in British Columbia, from February 2001 through March 2002.

Mr. Hawkings is currently devoting approximately ten (10) hours a week of his time to Dynamic. Although Mr. Hawkings is working full time, his ‘on call’ time allows him large blocks of time which he is able to direct towards Dynamic’s business development during the business week.  Since Mr. Hawkings current employment involves flexible hours or work, he is prepared to spend up to twenty five (25) hours per week of his time in the long term, and as much as thirty (30) hours per week during the critical first 6 months of operations. Due to his experience in special event security and also his background in private investigation and personal security, he will focus his time and expertise on coordinating the services Dynamic will provide in personal protection.

Mr. Hawkings is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

Meghan Cox, Member of the Board of Directors, age 30

Ms. Meghan Cox has served as a member of the Board of Directors since June 30, 2004.  Her term of office is for one year and is renewable on an annual basis.

In 1999 Ms. Cox graduated from the National Travel College in Richmond, British Columbia with a Certificate and Diploma in Air and Travel. In 2003, Ms. Cox completed her First Aid Level “A” and became a Certified CPR C with St. John Ambulance. In 2002 and 2003, Ms. Cox studied with the Academy of Martial Arts and Inner Power, completing her second degree yellow belt in Kook Suel. For the past year, Ms. Cox has been studying the Fitness Theory Program with On-Line Fitness Education in Pitt Meadows, British Columbia and has completed her first year in kinesiology.

Since October 2003, Ms. Cox has worked for Western Imperial Magnetics which is a wholesale supplier of electronic equipment and related supplies and accessories located in Vancouver, British Columbia. As well, since September 2002, Ms. Cox has been working part time as a fitness program assistant with West Point Grey Community Centre located in Vancouver, British Columbia.

From May 1999 to July 2002, Ms. Cox was employed by Air Transat Holidays, a travel agency located in Vancouver, British Columbia. For the first year Ms. Cox was Lead Supervisor, responsible for 35 reservation agents in the call center. For the remaining three years, she was promoted to the position of inside sales co-coordinator.

From June 1994 to May 1999 and then again from July 2002 to October 2003,  Ms. Cox worked for Celebration Christian Store, a book store located in Surrey, British Columbia. Her responsibilities included managing shipping and receiving, opening and closing the store as well as customer service.

Ms. Cox’s current employment only allows her to devote approximately ten (10) hours a week on Dynamic’s business development. However, upon completion of this offering, she is prepared to leave her part time job and concentrate that time on the sales and marketing aspects of Dynamic.   Based on her experience in sales, marketing and public relations, she will take on the responsibilities of marketing and promotions.

Ms. Cox is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Dynamic owning 5% or more of the common stock, and shares owned by Dynamic’s directors and officers as of February 21, 2006 :

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class[i]
Common	Audrey Reich Director, President 16487 – 24 Avenue Surrey, British Columbia, V3S 0C4	2,900,000	82.8%
Common	Bradley Hawkings 9012 Walnut Grove Drive, #140 Langley, British Columbia, V1M 2K3	300,000	08.6%
Common	Meghan Cox Suite 1501, 1625 West 13 Avenue Vancouver, British Columbia, V6J 2G9	300,000	08.6%
Common	Significant shareholders, directors and officers as a group (3)	3,500,000	100. %

  The percentage of class is based on the total number of shares outstanding of 3,500,000.

Item 12. Description of Securities

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $.001 par value.  Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by the By-Laws of Dynamic.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Dynamic, holders are entitled to receive, ratably, the net assets of Dynamic available to stockholders. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of Dynamic’s common stock are issued, the relative interest of then existing stockholders may be diluted.

Item 13. Interest of Named Experts and Counsel

Dynamic has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in Dynamic, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of Dynamic.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

The Nevada General Corporation Law requires Dynamic to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of Dynamic and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Section 10 of Dynamic Alert Limited’s bylaws, Dynamic is authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling Dynamic pursuant to the foregoing provisions, Dynamic has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

 and

Item 16. Description of Business

Business Development

Dynamic Alert Limited was incorporated on June 17, 2004, in the State of Nevada.  We have not yet begun our business operations and we currently have no revenue and no significant assets. Dynamic has never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor has it ever declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.  Since becoming incorporated, Dynamic has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  Dynamic is not a blank check registrant as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose and it has no intentions or plans to merge with or acquire another company to be used as a vehicle for a reverse acquisition in the foreseeable future.

Neither Dynamic nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

We are in the process of establishing a business that assists consumers in developing an individualized personal security plan.  It is management’s opinion that simply having security professionals present, or having a personal security plan in place can help create an atmosphere of safety and may allow consumers the ability to conduct daily activities without worrying about external threats of violence. We intend to provide customers with effective personal protection when needed. In addition, Dynamic intends to source and provide personal security products that are available in today’s security market.

We intend to offer a two-fold service. First, Dynamic will source and market personal security products. This includes selling personal protection equipment and devices through our website and from our portable kiosk which will be placed periodically in local shopping malls and used at business and leisure/travel conventions.  Second, Dynamic will provide effective personal protection on an as-needed basis. We intend to help our customers put into action personal protection plans which work for them as individuals.

Principal Products and Services

Dynamic intends to offer both personal security products as well as personal security service. The personal security products to be marketed are designed for personal protection.  These products may include items such as personal alarms, safety lights, canine repellant and dog chasers using ultrasonic technology.  For the family with young children, Dynamic may expand into other electronic devices like child guard transmitter/receivers and telephone voice changers which may be used as in-home devices to help keep the child safe.  A child guard/monitor alarm, when worn by the child, sends a constant signal to the receiver, letting the adult, who is holding the receiver, know that the child is starting to wonder away.  For home protection, we may include such devices as door jammers, window security clamps, motion sensors, as well as entrance alerts for both windows and doors.  Dynamic expects to carry these types of products in inventory.   Although many various products have been reviewed for availability, Dynamic has not yet contacted product suppliers , and will not do so until this offering becomes effective. We have not reviewed possible markups and how the company will be able to sell or market such products ..

The market we are targeting is understandably in need of reliable personal security plans. . We will offer a service to help the consumer develop a personal security plan.  The plan will review the daily activities of the individual in order to assist the client anticipate possible personal exposure to danger.  The plan would identify weaknesses in their personal security and make plans on how to respond if confronted by an assailant.  For example, aid in developing skills to respond effectively if he were to encounter a would-be assailant in a poorly lit parking garage.

We will also provide a personal protection service to consumers by providing security staff to our cliental that is (a) traveling on business or leisure trips; (b) hosting sensitive social or business gatherings; (c) personal or residential perimeter security for visiting celebrities; and (d) any other individual who may be in need of discrete personal protection.  These services will be provided on a short term hourly basis or for a contracted period of time as required by our clients.

The Market

The initial target market is the Greater Vancouver Regional District and the Fraser Valley, British Columbia, Canada. Our focus will be individuals who are concerned about their personal security and physical well being.

For instance, we will target individuals who spend relatively long periods of uninterrupted time engaged in a focused activity. An example would be a person training for a marathon, spending large blocks of time running. For a consumer such as this there would be two options.  Option one would include the carrying of a personal alarm, safety reflectors , and/or a choice of dog repellants.  Although these items are available at many retail stores, we would also make them available to our clients as part of their planned personal protection package.  Option two would be security personnel that would ride or drive along with the client to provide visual security.   These services would be provided by the company ’s directors .

Another market that Dynamic will target is individuals living alone, either by choice or as a result of a broken relationship.  To this consumer products such a personal alarms, window/door security devices, motion sensors and telephone voice changers will be offered.  As well Dynamic will offer physical security staff engaged in providing perimeter and visual security to the consumers premise

Yet another market area are those with young children.  Whether in the home or while out with a parent or guardian, there are several viable security devices Dynamic will make available.  For in-home security there are items such as window/door alarms that would alert the caregiver if the child were to open either of these.  Outside the home a product such as an electronic child guard transmitter will notify the caregiver if the child wanders more than a predetermined number of feet from the receiver.

Our marketing strategy will be aimed to include persons traveling in unfamiliar surroundings or those arriving in the Greater Vancouver Regional District and the Fraser Valley area. Since Dynamic intends to offer services that will enhance personal safety and security, we believe these potential customers will find comfort in being able to find services that will provide for their safety, and in being able to call for assistance when needed.

Competition and Competitive Strategy

Dynamic is a development stage company and is presently unknown in the industry.  Our competitive position is not measurable. At present there are other companies offering the products and services we intend to market, however, with today’s heightened awareness of the need for personal security, we believe that the demand is growing more quickly than supply.  From the collective experience of our founders, from anecdotal evidence gleaned through personal conversations and from an Internet search of security companies offering related services in the Vancouver marketplace, management believes that nearly half of these security companies are limited to offering security systems for structures and not providing products and services for personal security.  Further, we understand that many of the other security companies provide only security guard patrol services.  However, the research that we have conducted could be incomplete or inaccurate and this conclusion could therefore be mistaken.

We believe that we will differentiate our services from our competitors by combining personal security products with attendant services. We believe that using a personal approach targeted directly to the end user will give us a competitive advantage.

Distribution

Dynamic will market its services by developing a website.  Initially the website will be used to introduce the service and products that will be available.  Once fully developed, the website will allow for order taking and the distribution of our products.   All of the marketing brochures and the advertising material used at our periodical displays will direct prospective clients to the company’s information website.  Dynamic will not do advertising on the Internet other than through our website. We will also be placing advertising in the local telephone directory yellow pages, and placing advertising listings with local business and travel associations.  We will be developing a brochure to be distributed to potential clients and setting up our portable kiosk and display periodically at local shopping malls and at upcoming conventions.  Our plan includes becoming an active member of security associations, networking with the local business community, including the local music and entertainment industry.

Another plan to distribute our products and services will be to conduct security seminars that will highlight the importance of personal security and protection.  We will also provide information on all of the various personal security equipment and devices available on the market.  Discussed at our seminars will be the importance of having a personal security plan and the benefits associated to personal protection.  Those that attend our seminars will be able to ask questions regarding our products and services as well as pick up brochures for future consideration.  Lastly, our products and services can be ordered directly from us at our seminars.

We also intend to network through local service clubs and organizations, including charities and fund raisers.  We believe that the specific target market is local business associations, travel associations, travel agencies, legal associations, government institutions, and financial institutions.  We believe that within this target market are individuals who are in need of personal protection on a daily basis.

Dependence on One or a Few Major Customers

We see Dynamic’s market place, the greater Vancouver metropolitan area, as being a source of customers that will continue to grow in the foreseeable future.  The largest of the 21 municipalities that make up the Greater Vancouver Regional District is the City of Vancouver.  For the past 30 years the population of Vancouver has been growing steadily and is now well over half a million.  As of 2001 the number of dwellings in the City of Vancouver was at 236,520.  The population growth is currently averaging 6,000 more people in the city each year.  By the year 2021, Vancouver is estimated to have a population of 635,000 people.  The city of Vancouver has published a Regional

Context Statement and using 1996 as the base year, such publication shows that zoning already in place could accommodate between 50,000 to 66,000 additional dwellings.  At Dynamic we see these new residences as an ever-expanding potential for new clients.  Statistics quoted can be seen at: www.city.vancouver.bc.ca/commsvcs/cityplans/populationhousing/insightsintopopulationhousing.htm

Dynamic Alert Limited intends to offer a comprehensive package of services for personal security to individuals with security concerns, who have suffered as victims of serious incidents or threats. We will supply support for those under duress from serious threats or violence, and provide protection to prominent individuals with concerns.

Our market is the individual who requires, as part of his personal security plan, products that provide deterrents from aggression.  It may be the athlete who, while involved in long distance training, is confronted with an unwanted aggressor.  Our market will include women working shift-work, elderly, retired, those living alone, and those living in families and communities who feel the need for some added personal protection.

The customer may include the individual who needs a personal attendant to be part of a difficult meeting which has the potential of aggression or violence.  Travelers and visitors who are unsure of the area may require a personal attendant.  Special events bring celebrities to the area that may choose to use the local security professionals who know and understand their own marketplace.

In marketing our products and services, Dynamic is not dependant on one or a few major customers.  Dynamic will be direct selling to the consumer.  We will be working with individuals who require the products and services that are offered.  To the extent known at this time, we do not intend to target large corporations until after the first year of operations.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that we plan to provide that would give cause for any patent, trademark or license infringements or violations. Dynamic has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls and Approvals

In regards to both the retail and the customers service parts of our business, the major area for government control or need for government approval would be concerning business licensing. Dynamic will acquire any necessary local municipal business licenses which will be determined by the cities or municipalities in which our kiosk will be located from time to time.  Other than the above noted business licenses, the officers or employees of the company will not have to obtain any governmental approval for its security services.

All of the products that will be offered for sale will be purchased from reputable wholesale distributors and manufactures and will carry the necessary government and industry standard approvals.  Dynamic does not intend to sell products that are restricted or regulated in Canada. Management does not have any contacts or known plans, understandings, or arrangements with any manufacturers or distributors.

During the first year of operations, the officers and directors are responsible for all company operations without compensation.  The officers and directors of the company are not considered employees of the company ; as a result Labor Standards and Occupational Health and Safety regulations will not affect the operations of Dynamic.  These regulatory bodies deal with regulations for employees.  After the first year, we will reassess our requirements.  If employees are hired, the company will comply with government’s regulations regarding labour and workers compensation standards.  When we do hire employees, as prescribed by Labor Standards, Dynamic will pay minimum wage or better for all employees and will be registered with the Workers’ Compensation Board and pay the prescribed fees.  Dynamic is not aware of any other requirements or standards that would directly effect the operations of the company.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing nor are we aware of any such regulations being contemplated that adversely affect Dynamic’s ability to operate.

Research and Development Activities and Costs

Our directors and officers have undertaken limited research and investigation to date regarding type and supply of product, and market need for personal protection. From the collective experience of our founders, from evidence gleaned through personal conversations and from an Internet search of security companies offering security related services in the Vancouver marketplace, it would appear that satisfactory personal security products do exist and are available. Management believes that there is a growing demand for personal protection security services; however, the research that we have conducted, which has been limited to Internet searches, could be incomplete or inaccurate and this conclusion could therefore be mistaken.

We do not have any plans for additional research or development during the next twelve month period following the effective date of the registration statement in which this prospectus is included.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future to address issues specific to our business.

Facilities

We do not own or rent facilities of any kind. At present we are operating from the office located in the home of our President, Ms. Reich, who provides this space free of charge. The office is located on the lower level of the home and has a private entrance. We will continue to use this space for our executive offices for the foreseeable future.

Employees

Dynamic has no employees at the present time. The officers and directors are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth. Our President, Ms. Reich, will be responsible for all aspects of business, accounting, office personnel and customer relations.  Ms. Cox has experience in sales and marketing as well as with administration of the daily operations of business and will take on the responsibilities of sales, marketing and promotion while taking an active role with Dynamic’s public relations.  Mr. Hawkings, the company’s Secretary/Treasurer has specialized training in personal security and self defense as well as experience supervising special events security.  He will be responsible for performing any private and personal security services as well as directing operations for the security of special events.  If the security for a special event requires more personnel, we will subcontract the work to a security guard provider and Mr. Hawkings will act as the coordinator.  The company has not contacted or made any plans with any entities or persons to provide subcontract services.  After utilizing training from a consulting service combined with on-the-job training, Ms. Reich and Ms. Cox will assist Mr. Hawkings in providing private and personal security services.

We have no intention of hiring employees until the business has been successfully launched and we have sufficient, reliable revenue flowing into Dynamic from our operations.  Our officers and directors will do whatever work is necessary to bring our business to the point of having positive cash flow by earning revenues from Internet sales, kiosk sales and contract sales. We do not expect to hire any employees within the first year of operations.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  Dynamic uses words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in the section entitled “RISK FACTORS” and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934 such as quarterly reports on Form 10-QSB, proxy statements on Schedule 14A and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

Dynamic Alert Limited is a development stage company with no operations, no revenue, no financial backing and few assets.

We are in the process of establishing a business which will provide customers with individual security protection when needed.  In addition, Dynamic intends to source and provide personal security products that are available in today’s security market.  Dynamic will help the consumer develop a personal security plan.

We currently do not have the $90,000 needed to develop our website, develop our brochure and seminar, purchase inventory and market our products and services, nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering. Dynamic Alert Limited believes it will take from two (2) to three (3) months to raise capital for completion of the development of the business after this prospectus becomes effective.

In the event that we raise only a nominal amount of money from this offering, such as $2,500 or less, we will endeavor to proceed with a modified plan of operations.  The day to day operations would be limited to the directors making product sales through personal contacts.  Those contacts would include email and telephone calls with friends and past business associates in order to market and promote the products for sale.  The directors would network through their contacts to develop prospective new clients.  Only sample products would be kept in inventory and orders would be filled when the product arrives from the suppliers.  No website would be developed.  We would use the working capital remaining after all offering expenses are paid and with self financing from financial contributions from individuals that are our founders and directors.  While these individuals have generally indicated a willingness to provide financial contributions if necessary, there are presently no agreement, arrangements, commitments or specific understandings, verbally or in writing, between the founders and Dynamic nor any commitment to any minimum or maximum amount that they, individually or jointly, would be willing to provide.  In the event that the Company requires additional outside funding, there are no anticipated sources of additional funds in place.

Should we be able to raise at least $9,000 from this offering, we would be able to begin operations. Dynamic believes it can meet its financial obligations and pursue its plan of operations if it can raise enough funding through this offering ( together with excess cash on hand after paying all offering costs) to begin its operations and then achieve sales revenue within the following six months.  Our focus would be to develop a website for the company at an estimated cost of $3,000.  The website would be used to introduce our products, take orders and respond to queries.  The directors would monitor the website daily to fill orders and to reply to inquiries.  As products are purchased, they will complete the packaging and shipping of the products on a daily basis, depending on the number and frequency of orders.  In addition, bookkeeping activities will be kept up to date on a weekly basis.

If Dynamic is able to raise $22,500 from this offering, we would be able to invest in marketing brochures.  Our directors would then be in a position to offer a personalized security assessment for our customers.  We would plan to spend time with interested customers assessing their individual security risks in their home, work and recreational environment.  The day to day activities would also require managing the company activities and monitoring the website and responding to sales orders and inquiries.

In addition to the above daily activities and responsibilities, if we are able to raise at least $45,000 from this offering, Dynamic would build a portable kiosk and portable display.  The portable kiosk would be used to facilitate seminars in order to assist us in creating a diversified market for our products.  The portable display would be used at various business conventions and trade shows.  Dynamic will periodically rent space in local malls and use our portable display to advertise our products.

Should we be able to raise $67,500 or more, the directors would take training to develop a broader background in personal security.  At this point, the daily activities will also include providing a personal protection service to cliental on a short-term hourly basis as required.

While Dynamic has not yet secured product suppliers, our officers have conducted a limited amount of research regarding the availability and suitability of products. We intend to continue to identify specific products and determine reliable manufacturers and wholesale suppliers as soon as the registration in which this prospectus is included becomes effective. We will then begin to order inventory from the funds available as the manufacturers and/or suppliers are selected.  We have not entered into any material contracts or developed any affiliations with any third parties.

Our first task will be to purchase sample inventory.  If at least $9,000 is raised from this offering, we will develop our website, designing an information page, which will utilize artwork and a logo, on a website as soon as funds are available.  We plan to commence building our website as soon as is practical after the closing date of this offering.  Web space will be contracted from a local Internet service provider. Dynamic has not entered into any agreements with a company to build our website.

Within the first quarter after the closing date of this offering, Dynamic will be placing advertising in the local yellow pages and will join local business and travel associations in order to maintain contacts in the business community as well as to stay well informed about security issues impacting the local community.

We will develop a brochure outlining our services, products, fee structure, and ordering instructions within the first two months of operations.  It will also include our mission statement which will state our intent to provide our clients with high quality services that meet or exceed their expectations and needs. The brochure will also highlight past experience and level of expertise. The brochure will be distributed at our seminars as well as to all other potential clients within the Lower Mainland.

At Dynamic’s seminars, we will highlight the importance of personal security and protection, as well as information on all personal security equipment and devices available on the market.  The risks of not implementing a personal security plan will be addressed and we will discuss all benefits associated to personal protection to potential clients attending the seminar.  Our seminar will be used to promote the importance of our personal protection services and personal protection equipment and devices. Attendees will be able to pick up our brochure, ask questions regarding our products and services, and be able to order products and services directly from us at our seminar.

Our portable display will be situated periodically in the major traffic areas of a local Lower Mainland mall. In discussions with administrative officials, we have been advised that pre-existing kiosk facilities are often available for rent on a daily, weekly, and monthly basis.  These structures would require only minor modifications to suit our needs. The cost of these minor modifications may be Dynamic’s responsibility and thus have been included in our Use of Proceeds. The portable display will be set up at conventions in order to market the products and services we will make available to potential clients.  The kiosk will have credit card point of sale (POS) facilities for processing credit card payments from both in-person sales as well as Internet purchases.

Milestones

Although we will have some working capital before raising any funds from the offering, we will not begin any of these steps towards starting operations until the earlier of raising at least $9,000 from this offering, or the offering is closed.  As noted earlier under Item 3 “The Company”, if less than 10% of the offering is raised, we will need to follow a modified plan of operations.

Activity	Material event until revenues are generated	Conditions or contingencies	Funding required to start	Time frame after closing of offering
Purchase of Inventory	Determine products to be purchased for resale Source suppliers of products selected Order products	Inventory products must be received prior to being able to display and sell products thru the internet or at trade shows and conventions.	$500 Up to $18,000	Sample inventory to be purchased immediately upon the effectiveness of this registration statement. Additional inventory purchased within 2 months continuing thru the year

20

Website Development	Engage a website developer Register web address on search engines and in directories Develop order entry format	Fully operational website before we can expect sales and sales leads from this marketing tool.	$3,000	Begin upon raising $9,000 from this offering completed by 4th month
Travel & Marketing

Begin customer database

Engage a printer, writer and logo designer:  have business cards & letterhead printed as soon as possible

Source special interest groups

Source security associations, trade shows and conventions

		Business cards and brochure must be completed prior to attending special interest groups, trade shows, conventions and malls	$2,000 Up to $12,000	Begin within 2 months of the closing of this offering, Ongoing thru the year
Office Furniture & Equipment	Purchase required items	Must raise at least 25% of the total offering	Up to $5,000	Begin within 2 months, but only if at least $22,500 is raised from this offering.
Portable display Portable kiosk	Engage a portable display designer and a display manufacturer Engage a kiosk manufacturer	Portable display must be completed prior to being able to have a corporate presence in trade shows, conventions and malls. Set up as stand alone unit for shopping mall	$4,000 Up to $8,000 Up to an additional $6,000	Begin within 2 months, but only if at least $45,000 is raised from this offering. Completed by 4th month. Begin 6th month, but only if at least $45,000 is raised from this offering
Training through Consultants	Assist in industry-specific training for the directors	Select consultant(s) to resource for training	$5,000 Up to $16,000	Begin within 4 months , but only if at least $45,000 is raised from this offering Continuing thru the year
To Provide security services	Develop an expanded market strategy to begin selling the services Purchase insurance and bonding coverage	Management trained sufficiently to provide the required services	Up to $6,000	Begin in the 4th quarter, but only if at least $45,000 is raised from this offering.

Dynamic intends to register and list its web address with widely used search engines and directories. When registering, we plan to include keyword sensitive content referred to as metatags, or words that describe the content of the site, as well as titles to attempt to ensure that its domain name is listed prominently in search results in most search returns.

For every search engine there are many special interest websites dedicated to specific markets. Having a mutual link on a special interests site dedicated to Dynamic’s market would be beneficial, as it has the potential to draw a large number of visitors and purchasers to our web site. Creating mutual links is an effective means of marketing, as mutual links on targeted sites exposes Dynamic to existing, qualified and interested buyers. These targeted sites have already done the web marketing and branding to draw traffic to their respective web sites. The site visitors are likely to follow the link to the site and potentially purchase the products offered at the new destination, which is our site.

Dynamic plans to participate in special interest mailing lists to gain visibility among targeted audiences as well as generate traffic for its website. Special interest mailing lists are not direct lists, but instead are similar to e-mail newsletters or on-going dialogues dedicated to special interests. E-mail messages would be sent to specific targeted mailing lists. Dynamic also plans to participate in industry related newsgroups to gain visibility and develop relationships with targeted audiences. (An internet newsgroup is a place on the internet where groups and people post and read messages on a particular topic.)

Depending on Dynamic’s capital, we plan to distribute all orders from our office location. Both kiosk and internet orders will be filled from the same location. Internet orders will be shipped via Canada Post Express Courier

Service. From our investigations, we have found this system to be both cost efficient and practical.  Distribution of our personal protection services will be on a contract basis. Our security personnel will be sent out on specific jobs as required.

During the first stages of the Dynamic’s growth the officers and directors will provide all the labor required to operate the website, kiosk and security seminars at no charge. Since we intend to operate with very limited administrative support, the officers and directors will continue to be responsible for at least the first year of operations.

Our marketing strategy will be to offer several different types of personal protection equipment and devices, personal protection plans and personal security to consumers. Staff will be well trained and knowledgeable and prices will be comparable to the competition.

How long Dynamic will be able to satisfy its cash requirements, and whether we will require additional outside funding in the next twelve months depends on how quickly Dynamic can generate sales revenue and how much revenue can be generated. At the present time we only have funds available to complete the expenses of this offering.

If we are unable to raise funding through this offering or from other sources, we will not be able to survive for more than several months. In that event, it will be critical that we begin to realize sales revenues as quickly as possible.

Dynamic has no plans to undertake product research and development during the next twelve months. There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations. Management also has no intention of hiring any employees during the first year of operations.

During the first year of operations, we will concentrate our efforts on building our internet business and the development of our seminars in order to establish a strong client base.  In addition, we hope to generate sales revenue from our portable kiosk which will be placed periodically in various Lower Mainland shopping malls.   As our sales prove to be profitable, we will begin to develop the business of providing security services.  As we gain experience, and develop sufficient revenues from sales and service, we may consider expanding our business within the region and possibly to other locations within Canada. At this time we have no plans to expand outside Canada.

Off-Balance Sheet Arrangements

Dynamic currently does not have any off-balance sheet arrangements.

Expenditures

As previously noted, we have raised $35,000 from the sale of stock to affiliates, officers and directors.  To date we have paid $9,500 of the expenses associated with this offering, which we anticipate to total $17,000.   As at February 21, 2006, we had cash on hand of $23,381. After paying the remaining costs of $7,500 to complete this offering, we expect to have approximately $ 16,000 to apply to our expenditures during the twelve (12) month period after the date of this prospectus     We believe we will need $19,000 to commence our company’s plan of operations.  In the event we raise only a nominal amount of money from this offering we will endeavor to proceed with a modified plan of operations (see Item 3 “The Company”) by self financing from financial contributions from our founders.  While our founders have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreement, arrangements, commitments or specific understanding between the founders and Dynamic.  In the event that the company requires additional outside funding, there are no anticipated sources of additional funds in place.

The following chart provides an overview of our budgeted expenditures, by major activity, for Dynamic to begin operations.

Expenses

Legal and Accounting

Marketing and Travel

Website Development

Inventory

Office Furniture and Equipment

Kiosk and Portable Display

Training and Consulting

Insurance and Bonding

Miscellaneous Administration Expense

Total

2,500 3,000 3,000 2,500 900 4,000 1,000 2,000 100 $19,000

In addition to the expenses covered by the funds raised in this offering, we anticipate other costs in order to remain operational for the twelve (12) month period upon the registration statement in which this prospectus is included becoming effective based on the premise we will raise the entire $90,000 we are seeking from this offering.  The following chart lists those expenses.  As previously noted, we anticipate having in excess of $16,000 from our current cash on hand to apply to these expenditures during the twelve (12) month period after the effectiveness of the registration statement in which this prospectus is included.  Should we raise the entire $90,000 we are seeking from this offering together with the $16,000 cash remaining after the offering expenses are paid, management is of the opinion that no further funds will be required for the operation of Dynamic’s business for the twelve month period following the completion of this Offering.

Expenses Legal and Accounting Website Hosting and Telecom Marketing and Travel Office Supplies Total	4,000 5,000 5,000 2,000 $16,000

The above expenditure items are defined as follows:

Legal and Accounting Fees:  This expenditure item refers to the cost of preparation of agreements and documents including rental lease agreements when appropriate. We expect to be making these expenditures during the last quarter of our first year of operations.

Website Hosting and Telecom: This item refers to the cost of hosting our website and basic monthly telephone and fax services. The amount indicated covers the first year of operations.

Travel and Marketing: This item refers to the cost of travel to liaison with travel agencies, specific interest groups, the music industry, security associations, trade shows and conventions.

Office Supplies and Expenses: This expense refers to the cost of pens, paper, printer ink cartridges and other office supplies. It also includes the any costs incurred for Dynamic to join local business and travel associations in the business community during the first year of operations after the effectiveness of this prospectus.

Item 18. Description of Property

Dynamic does not own any property, real or otherwise.  For the forseeable future, we will conduct our administrative affairs from the office located in the home of the President, at no cost to Dynamic.

We do not have any investments or interests in any real estate.  Dynamic does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

Other than the stock transactions discussed below, Dynamic has not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, shareholder of Dynamic or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On June 17, 2004, Ms. Audrey Reich, Dynamic’s founder and a member of the board of directors, purchased 100,000 shares of common stock at a price of $0.01 per share for a total price of $1,000. On June 30, 2004 an additional 3,400,000 shares were issued to three shareholders at a price of $0.01 per share for a total of $34,000.  2,800,000 shares were purchased by Audrey Reich. Mr. Bradley Hawkings and Ms. Megan Cox, both members of the board of directors, each purchased 300,000.

There are no promoters being used in relation to this offering , except for Ms. Audrey Reich, Mr. Bradley Hawkings and Ms. Megan Cox, Dynamic’s officers and directors, who will be selling the securities offered by the Company and who will be deemed to be promoters under Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933  No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on behalf of Dynamic.  We have not entered into any agreements that require disclosure to our shareholders.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have Dynamic’s common stock listed.  We intend to apply to have our common stock quoted on the OTC Bulletin Board.  No trading symbol has yet been assigned.

Rules Governing Low-Price Stocks that May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Our common stock is not traded on any exchange. Accordingly, there is no public market for the securities. We plan to eventually seek quotation on the Over-the-Counter Bulletin Board (the “OTC/BB”) once the registration statement in which this prospectus is included is effective. We cannot guarantee that we will obtain approval for a quotation. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.  A market maker sponsoring a company's securities is required to obtain a quotation of the securities on any of the public trading markets, including the OTC/BB. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for quotation on the OTC/BB.

We intend to apply for quotation of the securities on the OTC/BB, but there can be no assurance that we will be able to obtain this quotation. The OTC/BB securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTC/BB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other quotation requirements of a regional or national stock exchange.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions.  Dynamic’s common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks".  Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities.  The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.

Holders

As of the filing of this prospectus, we have three (3) shareholders of record of Dynamic common stock.

Rule 144 Shares.

A total of 100,000 shares of the common stock will be available for resale to the public after June 17, 2005; a total of 3,400,000 shares of the common stock will be available for resale to the public after June 30, 2005 in accordance with the holding period, volume and manner of sale limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of Dynamic common stock then outstanding which, in this case, will equal approximately 35,000 shares as of the date of this prospectus; or the average weekly trading volume of Dynamic common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Dynamic. Under Rule 144(k), a person who is not one of Dynamic’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are Dynamic affiliates hold all of the 3,500,000 shares, which may be sold pursuant to Rule 144 after June 30, 2005.

Dividends.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of Dynamic to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: Dynamic would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Difficulty To Resell Dynamic Stock, As The Company Has No Expectations To Pay Cash Dividends In The Near Future

The holders of our common stock are entitled to receive dividends when, and if, declared by the Board of Directors.  We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business.  To date, we have not paid cash dividends on our common stock.  This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Item 21. Executive Compensation

The officers have not currently received and are not accruing any compensation.  The officers anticipate that they will not receive or accrue any compensation during the first year of operations.

Item 22. Financial Statements

The audited financial statements of Dynamic appear on pages F - 1 – F-10.  The December interim financials appear on pages F-13 – F-22.

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

Not applicable.

DYNAMIC ALERT LIMITED

(A Development Stage Company)

FINANCIAL STATEMENTS

with

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 30, 2005

Page

Report of Independent Registered Public Accounting Firm	F-3

Financial Statements:

Balance Sheets	F-4

Statements of Operations	F-5

Statements of Cash Flows	F-6

Statement of Stockholders’ Equity	F-7

Notes to Financial Statements	F-8 to F-12

Report of Independent Registered Public Accounting Firm

Board of Directors

DYNAMIC ALERT LIMITED

We have audited the accompanying balance sheets of Dynamic Alert Limited as of June 30, 2004 and 2005 and the related statements of operations, stockholders’ equity, and cash flows for the period from June 17, 2004 (Date of Incorporation) to June 30, 2004 and for the year ended June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamic Alert Limited as of June 30, 2004 and 2005 and the related statements of operations, stockholders’ equity, and cash flows for the period from June 17, 2004 (Date of Incorporation) to June 30, 2004 for the year ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3, the Company has no business operations to date, which raise substantial doubts about its ability to continue as a going concern. Management’s plan in regard to this matter is also explained in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MILLER AND MCCOLLOM

Certified Public Accountants

4350 Wadsworth Boulevard, Suite 300

Wheat Ridge, Colorado 80033

September 22, 2005

DYNAMIC ALERT LIMITED

(A Development Stage Company)

BALANCE SHEET

JUNE 30, 2005

	JUNE 30 2005	June 30 2004

ASSETS

Current
Cash	$24,474	$34,991
	_______	______
	$24,474	$34,991

LIABILITIES

Current
Accounts payable and accrued liabilities	$1,000	$1,700

STOCKHOLDERS’ EQUITY

Capital Stock
Authorized:
75,000,000 common shares, par value $0.001 per share

Issued and outstanding:
3,500,000 common shares	3,500	3,500

Additional paid-in capital	31,500	31,500

Deficit Accumulated During The Development Stage	(11,526)	(1,709)
	23,474	33,291

	$24,474	$34,991

The accompanying notes are an integral part of these statements.

DYNAMIC ALERT LIMITED

(A Development Stage Company)

STATEMENT OF OPERATIONS

Period from June 17, 2004 (Date of Incorporation) to June 30, 2005

	Year-end June 30, 2005	Period from Incorporation June 17, 2004 to June 30, 2004	Cumulative amounts from Date of Incorporation on June 17, 2004 to June 30, 2005

Revenue	$-	$-	$-

Expenses
Organizational costs	358	700	1,058
Professional fees	7,825	1,000	8,825
Office and administration	1,723	9	1,732
	9,906	1,709	11,615

Net Loss from Operations	(9,906)	(1,709)	(11,615)

Other Income
Interest income	89	-	89

Net Loss For The Period	$(9,817)	$(1,709)	$(11,526)

Basic And Diluted Loss Per Share	$(0.01)	(0.01)

Weighted Average Number of Shares Outstanding	3,500,000	828,571

The accompanying notes are an integral part of these statements.

DYNAMIC ALERT LIMITED

(A Development Stage Company)

STATEMENT OF CASH FLOWS

Period from June 17, 2004 (Date of Incorporation) to June 30, 2005

	Year ended June 30, 2005	Period from Incorporation June 17, 2004 to June 30, 2004	Cumulative amounts from Date of Incorporation on June 17, 2004 to June 30, 2005

Cash Flows From Operating Activities
Net loss for the period	$(9,817)	$(1,709)	$(11,526)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities
Accounts payable and accrued liabilities	(700)	1,700	1,000
	(10,517)	(9)	(10,526)

Cash Flows From Financing Activity
Issuance of common shares	-	35,000	35,000

Increase In Cash During The Period	(10,517)	34,991	24,474

Cash, Beginning Of Period	34,991	-	-

Cash, End Of Period	$24,474	$34,991	$24,474

Supplemental Disclosure Of Cash Flow Information
Cash paid for:
Interest	$-	$-	$-
Income taxes	-	-	-

The accompanying notes are an integral part of these statements.

DYNAMIC ALERT LIMITED

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

Period from June 17, 2004 (Date of Incorporation) to June 30, 2005

				DEFICIT
	CAPITAL STOCK			ACCUMULATED
			ADDITIONAL	DURING THE
			PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

June 17, 2004 – Shares issued for cash at $0.01	100,000	$100	$900	$-	$1,000
June 30, 2004 – Shares issued for cash at $0.01	3,400,000	3,400	30,600	-	34,000

Net loss for the year	-	-	-	(1,709)	(1,709)

Balance, June 30, 2004	3,500,000	3,500	31,500	(1,709)	33,291

Net loss for the year				(9,817)	(9,817)

Balance, June 30, 2005	3,500,000	$3,500	$31,500	$(11,526)	$23,474

The accompanying notes are an integral part of these statements.

DYNAMIC ALERT LIMITED

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

June 30, 2005

Note 1

Nature and Continuance of Operations

a)

Organization

The Company was incorporated in the State of Nevada, Unites States of America on June 17, 2004.  The Company’s year-end is June 30.

b)

Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.  The Company intends to establish itself as a company that provides customers with security professionals who will provide personal protection as needed, as well as selling a selection of personal security products

Based upon the Company's business plan, it is a development stage enterprise.  Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises.  As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Note 2

Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.  The financial statements are stated in United States of America dollars.

a)

Organizational and Start-up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred in accordance with SOP 98-5.

c)

Income Taxes

The Company has adopted the Statement of Financial Accounting Standards No. 109 – “Accounting for Income Taxes” (SFAS 109).  SFAS 109 requires the use of the asset and liability method of accounting of income taxes.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

d)

Basic and Diluted Loss per Share

In accordance with SFAS No. 128 – “Earnings per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At June 30, 2005, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

e)

Estimated Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

f)

Revenue Recognition

The company has had no revenues to date. It is the Company’s policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements."  Under SAB 101, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

g)

Currency

The functional currency of the Company is the United States Dollar.

h)

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes.  Actual results could differ from those estimates.

i)

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

j)

Earnings (Loss) Per Share

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive.

k)

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies the accounting guidance on certain derivative instruments and hedging activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for existing financial instruments after July 1, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," and a revised interpretation of FIN 46 ("FIN 46-R") in December 2003. FIN 46 requires certain variable interest entities ("VIEs") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are variable interest entities for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company was required to continue to apply FIN 46 through April 30, 2004. The Company was required to adopt the provisions of FIN 46-R for those arrangements on May 1, 2004. For arrangements entered into prior to February 1, 2003, the Company was required to adopt the provisions of FIN 46-R on May 1, 2004. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

L)

Other

The Company consists of one reportable business segment.

The Company paid no dividends during the periods presented.

Note 3

Basis of Presentation – Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern.  However, the Company has no business operations to date and must secure additional financing to commence the Company’s plan of operations.  The Company intends to acquire additional operating capital through equity offerings to the public to fund its business plan.  There is no assurance that the equity offerings will be successful in raising sufficient funds to commence operations or to assure the eventual profitability of the Company.  These facts raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from these uncertainties.

Note 4

Common Stock

The Company’s authorized common stock consists of 75,000,000 shares with a par value of $0.001 per share.

On June 17, 2004, the Company issued 100,000 shares of common stock at a price of $0.01 for cash totaling $1,000.

On June 30, 2004, the Company issued 3,400,000 shares of common stock at a price of $0.01 for cash totaling $34,000.

Note 5

Income Taxes

The Company is subject to US federal income taxes.  The Company has had no income, and therefore has paid no income tax.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax assets consist entirely of the benefit from net operating loss (NOL) carryforwards.  The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carryforwards.  Net operating loss carryforwards may be further limited by a change in company ownership and other provisions of the tax laws.

The Company’s deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

Year Ending	Estimated NOL Carryforward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit
2004	1,709	2024	256	(256)	—
2005	9,817	2025	1,473	(1,473)	—

Income taxes at the statutory rate are reconciled to the Company’s actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating loss carryforward	(15%)
Deferred income tax valuation allowance	15%
Actual tax rate	0%

Note 6

Subsequent Events

On July 13, 2005 the Company took out a 60 day term note in the amount of $20,000 with an unrelated party, 641459 B.C. Ltd.  Interest was payable in the amount of $100.  $20,100 was repaid to the Company on September 12, 2005.

DYNAMIC ALERT LIMITED

(A Development Stage Company)

 INTERIM FINANCIAL STATEMENTS

December 31, 2005

Page

Financial Statements:

Interim Balance Sheets	F-14

Interim Statements of Operations	F-15

Interim Statements of Cash Flows	F-16

Interim Statement of Stockholders’ Equity	F-17

Notes to Interim Financial Statements	F-18 to F-22

DYNAMIC ALERT LIMITED

(A Development Stage Company)

INTERIM BALANCE SHEETS

DECEMBER 31, 2005

(Unaudited – prepared by management)

	December 31, 2005	June 30, 2005 (See Note 1)

ASSETS

Current
Cash	$23,463	24,474

TOTAL ASSETS	$23,463	$24,474

LIABILITIES

Current
Accounts payable and accrued liabilities	$500	$1,000

Total Liabilities	500	1,000

STOCKHOLDERS’ EQUITY

Capital Stock
Authorized:
75,000,000 common shares, par value $0.001 per share

Issued and outstanding:
3,500,000 common shares	3,500	3,500

Additional paid-in capital	31,500	31,500

Deficit Accumulated During The Development Stage	(12,037)	(11,526)
Total Stockholders’ Equity	22,963	23,474

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,463	$24,474

The accompanying notes are an integral part of these statements.

DYNAMIC ALERT LIMITED

(A Development Stage Company)

INTERIM STATEMENT OF OPERATIONS

PERIOD FROM INCEPTION, JUNE 17, 2004 TO DECEMBER 31, 2005

(Unaudited – prepared by management)

	Six month period ended December 31, 2005	Six month period ended December 31, 2004	Cumulative amounts from Date of Incorporation on June 17, 2004 to December 31, 2005

Revenue	$-	$-	$-

Expenses
Organizational costs	0	359	1,058
Professional fees	500	5,825	9,325
Office and administration	193	1,187	1,925
	693	7,371	12,308

Net Loss from Operations	(693)	(7,371)	(12,308)

Other Income
Interest Income	182	-	271

Net Loss For The Period	$(511)	(7,371)	(12,037)

Basic And Diluted Loss Per Share	$(0.01)	(0.01)	(0.01)

Weighted Average Number Of Shares Outstanding	3,500,000	3,500,000	3,421,492

The accompanying notes are an integral part of these statements.

DYNAMIC ALERT LIMITED

(A Development Stage Company)

INTERIM STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, JUNE 17, 2005 TO DECEMBER 31, 2005

(Unaudited – prepared by management)

	Six month period ended December 31, 2005	Six month period ended December 31 2004	Cumulative amounts from Date of Incorporation on June 17, 2004 to December 31, 2005

Cash Flows From Operating Activities
Net loss for the period	$(511)	(7,371)	$(12,037)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities
Accounts payable and accrued liabilities	(500)	(1,700)	500
	(1,011)	(9,071)	(11,537)

Cash Flows From Financing Activity
Issuance of common shares	-	-	35,000

Increase In Cash During The Period	(1,011)	(9,071)	23,463

Cash, Beginning Of Period	24,474	34,991	-

Cash, End Of Period	$23,463	25,920	23,463

Supplemental Disclosure Of Cash Flow Information
Cash paid for:
Interest	$-	$-	$-
Income taxes	-	-	-

The accompanying notes are an integral part of these statements.

DYNAMIC ALERT LIMITED

(A Development Stage Company)

INTERIM STATEMENT OF STOCKHOLDERS’ EQUITY

December 31, 2005

(Unaudited – prepared by management)

				DEFICIT
	CAPITAL STOCK			ACCUMULATED
			ADDITIONAL	DURING THE
			PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

June 17, 2004 – Shares issued for cash at $0 01	100,000	$100	$900	$-	$1,000
June 30, 2005 – Shares issued for cash at $0.01	3,400,000	3,400	30,600	-	34,000

Net loss for the year	-	-	-	(1,709)	(1,709)

Balance, June 30, 2004	3,500,000	3,500	31,500	(1,709)	33,291

Net loss for the year	-	-	-	(9,817)	(9,817)

Balance, June 30, 2005	3,500,000	3,500	31,500	(11,526)	23,474

Net loss for the period				(511)	(511)

Balance, December 31, 2005	3,500,000	$3,500	$31,500	$(12,037)	$22,963

The accompanying notes are an integral part of these statements.

DYNAMIC ALERT LIMITED

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

DECEMBER 31, 2005

(Unaudited – prepared by management)

1.

BASIS OF PRESENTATION

While the information presented in the accompanying interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented.  Except as disclosed below, these interim financial statements follow the same accounting policies and methods of their application as the Company’s audited June 30, 2005 annual financial statements.  It is suggested that these interim financial statements be read in conjunction with the Company’s June 30, 2005 audited financial statements.

The information as at June 30, 2005 is taken from the audited financial statements of that date.

2.

NATURE AND CONTINUANCE OF OPERATIONS

a)

Organization

The Company was incorporated in the State of Nevada, United States of America, on June 17, 2004.  The Company’s year end is June 30.

b)

Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.  The Company intends to establish itself as a company that provides customers with security professionals who will provide personal protection as needed, as well as selling a selection of personal security products

Based upon the Company's business plan, it is a development stage enterprise.  Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises.  As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

3.

SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.  The financial statements are stated in United States of America dollars.

DYNAMIC ALERT LIMITED

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

DECEMBER 31, 2005

(Unaudited – prepared by management)

a)

Organizational and Start-up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred in accordance with SOP 98-5.

b)

Income Taxes

The Company has adopted the Statement of Financial Accounting Standards No. 109 – “Accounting for Income Taxes” (SFAS 109).  SFAS 109 requires the use of the asset and liability method of accounting of income taxes.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

c)

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At December 31, 2005, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

d)

Estimated Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

e)

Revenue Recognition

The company has had no revenues to date. It is the Company’s policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements."  Under SAB 101, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectability is reasonably assured.

DYNAMIC ALERT LIMITED

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

DECEMBER 31, 2005

(Unaudited – prepared by management)

f)

Currency

The functional currency of the Company is the United States Dollar.

g)

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes.  Actual results could differ from those estimates.

h)

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

i)

Earnings (Loss) Per Share

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive.

j)

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies the accounting guidance on certain derivative instruments and hedging activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for existing financial instruments after July 1, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," and a revised interpretation of FIN 46 ("FIN 46-R") in December 2003. FIN 46 requires certain variable interest entities ("VIEs") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling

DYNAMIC ALERT LIMITED

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

DECEMBER 31, 2005

(Unaudited – prepared by management)

financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are variable interest entities for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company was required to continue to apply FIN 46 through April 30, 2004. The Company was required to adopt the provisions of FIN 46-R for those arrangements on May 1, 2004. For arrangements entered into prior to February 1, 2003, the Company was required to adopt the provisions of FIN 46-R on May 1, 2004. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

k)

Other

The Company consists of one reportable business segment.

The Company paid no dividends during the periods presented.

1.

BASIS OF PRESENTATION – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern.  However, the Company has no business operations to date.  This fact raises substantial doubt about the Company’s ability to continue as a going concern.  Management plans to begin operations within the next fiscal year.

2.

COMMON STOCK

The Company’s authorized common stock consists of 75,000,000 shares with a par value of $0.001 per share.

On June 17, 2004, the Company issued 100,000 shares of common stock at a price of $0.01 for cash totaling $1,000.

On June 30, 2004, the Company issued 3,400,000 shares of common stock at a price of $0.01 for cash totaling $34,000.

3.

INCOME TAXES

The Company is subject to US federal income taxes.  The Company has had no income, and therefore has paid no income tax.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax assets consist

DYNAMIC ALERT LIMITED

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

DECEMBER 31, 2005

(Unaudited – prepared by management)

entirely of the benefit from net operating loss (NOL) carryforwards.  The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carryforwards.  Net operating loss carryforwards may be further limited by a change in company ownership and other provisions of the tax laws.

The Company’s deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

Period Ending	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit
June 30, 2004	1,709	2024	256	(256)	—
June 30, 2005	9,817	2025	1,473	(1,473)	—
December 31, 2005	511	2026	77	(77)	—

Income taxes at the statutory rate are reconciled to the Company’s actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating loss carryforward	(15%)
Deferred income tax valuation allowance	15%
Actual tax rate	0%

4.

SUBSEQUENT EVENTS

The Company proposes to file a Form SB-2 Registration Statement to offer the public up to 900,000 common shares at $0.10 per share.

[OUTSIDE BACK COVER PAGE OF PROSPECTUS]

Dealer Prospectus Delivery Requirements

Until ninety (90) days from the effective date of this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Company’s bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Dynamic’s Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Dynamic’s bylaws provide that we will indemnify the directors to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of the Company except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 25. Other Expenses of Issuance and Distribution

We have, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$10,000
Audit Fees	4,500
Transfer Agent Fees	2,000

SEC Registration and Blue Sky Registration	11
Printing Costs and Miscellaneous Expenses	489
Total	$17,000

Item 26. Recent Sales of Unregistered Securities

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

Ms. Audrey Reich purchased by subscription 100,000 shares of common stock from Dynamic on June 17, 2004 for $1,000. No underwriters were used, and no commissions or other remuneration was paid except to the Company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  Ms. Reich’s shares continue to be subject to Rule 144 of the Securities Act of 1933.

During the period from June 18, 2004 to June 30, 2004, a private offering was completed, under which 3,400,000 shares of common stock were sold by subscription at a price of $.01 per share to 3 shareholders for an additional $34,000.  No underwriters were used, and no commissions or other remuneration were paid except to the Company.

The securities described in the above two (2) paragraphs were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  All shareholders continue to be subject to Rule 144 of the Securities Act of 1933.  Dynamic qualified for an exemption from registration under Rule 504 in both of these issuances since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither Dynamic nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption therefrom.  Dynamic exercised reasonable care to assure that the purchases were not underwritten within the meaning of section 2(a) (11) of this Act including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from the Company’s formation, on June 17, 2004, to the date of this registration statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased
Audrey Reich	June 17, 2004	100,000
Audrey Reich	June 30, 2004	2,800,000
Bradley Hawkings	June 30, 2004	300,000
Meghan Cox	June 30, 2004	300,000
Total		3,500,000

Item 27. Exhibits

Number	Description
3.1	Articles of Incorporation.	*
3.2	Bylaws.	*
5	Opinion re: Legality.	**
8	Subscription Agreement - Revised	***
23.1	Consent of Attorney.	**
23.2	Consent of Accountant	Filed Herewith
	Power of Attorney	*

* Incorporated by reference to the exhibits filed with the Issuer’s Form SB-2 on October 6, 2004.

** Incorporated by reference to exhibits filed with the Issuer's Amendment No.1 to its registration statement on Form SB-2/A on February 8, 2005.

*** Incorporated by reference to exhibits filed with the Issuer's Amendment No.4 to its registration statement on Form SB-2/A on October 7, 2005.

Item 28. Undertakings

Dynamic hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Dynamic has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Dynamic will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Dynamic will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Surrey, Province of British Columbia, Canada, on March 8 , 2006.

DYNAMIC ALERT LIMITED

/s/ Audrey Reich

Audrey Reich

President, Principal Executive Officer

/s/W. Scott Lawler

W. Scott Lawler

Attorney-in-fact for Bradley Hawkings

Secretary/Treasurer, Principal Financial Officer and Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Audrey Reich

March 8 , 2006

Audrey Reich

Director

/s/W. Scott Lawler

March 8 , 2006

W. Scott Lawler

Attorney-in-fact for Bradley Hawkings

Director

/s/W. Scott Lawler

March 8 , 2006

W. Scott Lawler

Attorney-in-fact for Meghan Cox

Director